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                                                                    Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated May 27, 2008 on the financial statements of GendeX Fund, a series of The Coventry Group, dated as of March 31, 2008 and for the periods indicated therein and to the references to our firm in the Prospectus and Statement of Additional Information in this Post-Effective Amendment to The Coventry Group's Registration Statement on Form N-1A.


/s/ Cohen Fund Audit Services, Ltd.
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Cohen Fund Audit Services, Ltd.
Westlake, Ohio
July 25, 2008